Exhibit 99.1

THE SCOTTS MIRACLE-GRO COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of The Scotts Miracle-Gro Company (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Company’s contribution of its lawn service business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holding Corporation (the “Joint Venture”) in exchange for a minority equity interest of approximately 30% in the Joint Venture. As a result of this transaction, effective in the second quarter of fiscal 2016, the Company will classify its results of operations for all periods presented to reflect the SLS Business as a discontinued operation.
The unaudited pro forma condensed consolidated statements of operations for the three months ended January 2, 2016 and the fiscal years ended September 30, 2015, 2014 and 2013 are presented as if the contribution had occurred as of October 1, 2012. The unaudited pro forma condensed consolidated balance sheet as of January 2, 2016 is presented as if the contribution had occurred as of January 2, 2016. The Company’s approximately 30% interest in the Joint Venture will be accounted for in the future using the equity method of accounting, with the Company's proportionate share of Joint Venture earnings reflected in the consolidated statements of operations. The Company's investment in the Joint Venture has not been adjusted historically for its proportionate share of Joint Venture earnings in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the contribution occurred as of the dates stated above. The pro forma adjustments are described in the notes.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in previous filings with the Securities and Exchange Commission.

THE SCOTTS MIRACLE-GRO COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended January 2, 2016
(In millions, except stated value per share)

		Pro Forma Adjustments
	Previously Reported	Activity of Business and Assets Contributed to Joint Venture (1)	Pro Forma Statement of Operations
Net sales	$245.7	$(51.2)	$194.5
Cost of sales	198.1	(25.2)	172.9
Cost of sales—impairment, restructuring and other	5.0	—	5.0
Gross profit	42.6	(26.0)	16.6
Operating expenses:
Selling, general and administrative	139.5	(26.2)	113.3
Impairment, restructuring and other	4.3	(3.0)	1.3
Other income, net	(1.0)	0.9	(0.1)
Loss from operations	(100.2)	2.3	(97.9)
Costs related to refinancing	8.8	—	8.8
Interest expense	16.3	—	16.3
Loss before income taxes	(125.3)	2.3	(123.0)
Income tax benefit	(44.5)	1.6	(42.9)
Net loss	$(80.8)	$0.7	$(80.1)

Basic loss per common share from continuing operations	$(1.32)		$(1.31)
Common shares used in basic loss per share calculation	61.5		61.5

Diluted loss per common share from continuing operations	$(1.32)		$(1.31)
Common shares and potential common shares used in diluted loss per share calculation	61.5		61.5

See Notes to Condensed Consolidated Financial Information.

THE SCOTTS MIRACLE-GRO COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended September 30, 2015
(In millions, except stated value per share)

		Pro Forma Adjustments
	Previously Reported	Activity of Business and Assets Contributed to Joint Venture (1)	Pro Forma Statement of Operations
Net sales	$3,016.5	$(288.5)	$2,728.0
Cost of sales	1,945.0	(131.6)	1,813.4
Cost of sales—impairment, restructuring and other	6.6	—	6.6
Gross profit	1,064.9	(156.9)	908.0
Operating expenses:
Selling, general and administrative	698.4	(127.0)	571.4
Impairment, restructuring and other	78.0	(1.4)	76.6
Other income, net	(6.1)	4.0	(2.1)
Income from operations	294.6	(32.5)	262.1
Interest expense	50.5	—	50.5
Income from continuing operations before income taxes	244.1	(32.5)	211.6
Income tax expense from continuing operations	85.4	(11.6)	73.8
Income from continuing operations	$158.7	$(20.9)	$137.8

Basic income per common share from continuing operations	$2.62		$2.27
Common shares used in basic income per share calculation	61.1		61.1

Diluted income per common share from continuing operations	$2.57		$2.23
Common shares and potential common shares used in diluted income per share calculation	62.2		62.2

See Notes to Condensed Consolidated Financial Information.

THE SCOTTS MIRACLE-GRO COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended September 30, 2014
(In millions, except stated value per share)

		Pro Forma Adjustments
	Previously Reported	Activity of Business and Assets Contributed to Joint Venture (1)	Pro Forma Statement of Operations
Net sales	$2,841.3	$(263.0)	$2,578.3
Cost of sales	1,809.9	(121.7)	1,688.2
Gross profit	1,031.4	(141.3)	890.1
Operating expenses:
Selling, general and administrative	680.5	(113.4)	567.1
Impairment, restructuring and other	51.0	(1.0)	50.0
Other income, net	(14.7)	4.0	(10.7)
Income from operations	314.6	(30.9)	283.7
Costs related to refinancing	10.7	—	10.7
Interest expense	47.3	—	47.3
Income from continuing operations before income taxes	256.6	(30.9)	225.7
Income tax expense from continuing operations	91.2	(11.0)	80.2
Income from continuing operations	$165.4	$(19.9)	$145.5

Basic income per common share from continuing operations	$2.69		$2.37
Common shares used in basic income per share calculation	61.6		61.6

Diluted income per common share from continuing operations	$2.64		$2.33
Common shares and potential common shares used in diluted income per share calculation	62.7		62.7

See Notes to Condensed Consolidated Financial Information.

THE SCOTTS MIRACLE-GRO COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended September 30, 2013
(In millions, except stated value per share)

		Pro Forma Adjustments
	Previously Reported	Activity of Business and Assets Contributed to Joint Venture (1)	Pro Forma Statement of Operations
Net sales	$2,773.7	$(257.8)	$2,515.9
Cost of sales	1,793.3	(123.2)	1,670.1
Cost of sales—impairment, restructuring and other	2.2	—	2.2
Gross profit	978.2	(134.6)	843.6
Operating expenses:
Selling, general and administrative	659.6	(108.1)	551.5
Impairment, restructuring and other	18.1	—	18.1
Other income, net	(10.0)	3.8	(6.2)
Income from operations	310.5	(30.3)	280.2
Interest expense	59.2	—	59.2
Income from continuing operations before income taxes	251.3	(30.3)	221.0
Income tax expense from continuing operations	91.9	(11.1)	80.8
Income from continuing operations	$159.4	$(19.2)	$140.2

Basic income per common share from continuing operations	$2.58		$2.27
Common shares used in basic income per share calculation	61.7		61.7

Diluted income per common share from continuing operations	$2.55		$2.24
Common shares and potential common shares used in diluted income per share calculation	62.6		62.6

See Notes to Condensed Consolidated Financial Information.

THE SCOTTS MIRACLE-GRO COMPANY
Unaudited Pro Forma Condensed Consolidated Balance Sheet
For the Fiscal Period Ended January 2, 2016
(In millions, except stated value per share)

		Pro Forma Adjustments
	Previously Reported	Business and Assets Contributed to Joint Venture and Investment Retained (2)	Other Pro Forma Adjustments (3)	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$49.0	$—	$182.6	$231.6
Accounts receivable, less allowances	206.4	(13.5)	—	192.9
Inventories	759.2	(9.5)	—	749.7
Prepaid and other current assets	133.4	(4.6)	—	128.8
Total current assets	1,148.0	(27.6)	182.6	1,303.0
Property, plant and equipment, net	449.2	(8.7)	—	440.5
Goodwill	433.0	(148.7)	—	284.3
Intangible assets, net	658.0	(8.0)	—	650.0
Investment in unconsolidated affiliate	—	329.0	(196.2)	132.8
Other assets	39.2	5.2	18.0	62.4
Total assets	$2,727.4	$141.2	$4.4	$2,873.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$28.8	$(1.4)	$—	$27.4
Accounts payable	233.5	(2.3)	—	231.2
Other current liabilities	183.3	(15.9)	5.3	172.7
Total current liabilities	445.6	(19.6)	5.3	431.3
Long-term debt	1,503.6	(3.4)	—	1,500.2
Other liabilities	251.5	66.1	—	317.6
Total liabilities	2,200.7	43.1	5.3	2,249.1
Total equity	526.7	98.1	(0.9)	623.9
Total liabilities and equity	$2,727.4	$141.2	$4.4	$2,873.0

See Notes to Condensed Consolidated Financial Information.

THE SCOTTS MIRACLE-GRO COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Company’s contribution of its lawn service business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holding Corporation (“TruGreen Holdings”) (the “Joint Venture”) in exchange for a minority equity interest of approximately 30% in the Joint Venture as if it occurred as of October 1, 2012 in the pro forma condensed consolidated statements of operations for the three months ended January 2, 2016 and the fiscal years ended September 30 2015, 2014 and 2013 and as of January 2, 2016 in the pro forma condensed consolidated balance sheet. As a result of this transaction, effective in the second quarter of fiscal 2016, the Company will classify its results of operations for all periods presented to reflect the SLS Business as a discontinued operation.

In accordance with SEC Regulation S-X, the pro forma statements of operations disclose earnings from continuing operations and therefore exclude historical earnings from discontinued operations of zero for the three months ended January 2, 2016 and zero, $0.8 million and $1.7 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively. Additionally, the pro forma statements of operations exclude net income attributable to noncontrolling interest of $0.5 million for the three months ended January 2, 2016 and net loss attributable to noncontrolling interest of $1.1 million, $0.3 million and zero for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

NOTE 2. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(1) Reduction of revenue and expenses are the result of the contribution of the SLS Business into the Joint Venture. These amounts do not consider an allocation of general corporate overhead costs not specifically related to the SLS Business and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company. The Company also expects to receive cost reimbursements of approximately $7.0 million for services provided pursuant to a one-year transition services agreement. This activity is nonrecurring and has not been adjusted within the pro forma condensed consolidated statements of operations. The Company’s approximately 30% interest in the Joint Venture will be accounted for in the future using the equity method of accounting, with the Company's proportionate share of Joint Venture earnings reflected in the consolidated statements of operations. The Company's investment in the Joint Venture has not been adjusted historically for its proportionate share of Joint Venture earnings in the unaudited pro forma condensed consolidated financial statements. Estimated tax rates for the SLS Business used for the three months ended January 2, 2016 and the fiscal years ended September 30 2015, 2014 and 2013 were 69.6%, 35.7%, 35.6% and 36.6%, respectively, and are based on the application of the intraperiod tax allocation model in Accounting Standards Codification 740, Income Taxes.

(2) The elimination of assets and liabilities associated with the SLS Business included in the Company’s historical condensed consolidated financial statements. The increase in investment in unconsolidated affiliate of $329.0 million represents the preliminary fair value of the Company’s approximately 30% interest in the Joint Venture. The increase in other assets is due to the recognition of $9.1 million related to certain indemnified workers compensation, general, vehicle and medical claim liabilities, partially offset by the elimination of other assets associated with the SLS Business of $3.9 million. The increase in other liabilities primarily reflects an increase in deferred tax liabilities of $61.7 million and $6.4 million related to the fair value of a two-year royalty free license provided to the Joint Venture. The net increase to total equity of $98.1 million approximates the estimated after-tax gain on the contribution.

(3) At closing, the Joint Venture obtained debt financing and, subject to the terms of the Contribution and Distribution Agreement, by and among the Company and TruGreen Holdings, made a pro rata distribution of cash of $196.2 million to the Company, partially offset by an $18.0 million investment in Second Lien Term Loan Financing provided to the Joint Venture. The Company also received cash of $4.4 million from the Joint Venture related to reimbursements of transaction and consulting fees. The Company’s estimate of the remaining deal related costs to be incurred is $5.3 million, net of the income tax effect on income taxes payable, and this amount is reflected as an increase to other current liabilities in the pro forma condensed consolidated balance sheet.